Exhibit 1.03

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Investor Relations Monish Bahl CDC Corporation 678-259-8510 mbahl@cdcsoftware.com	Media Relations Lorretta Gasper CDC Software 678-259-8631 lgasper@cdcsoftware.com

CDC Software Completes Acquisition of Leading and
Award-Winning Australian Systems Integrator

Acquisition Helps CDC Software To Expand in Australia

HONG KONG, ATLANTA, July 10, 2008 – CDC Software, a wholly owned subsidiary of CDC Corporation (NASDAQ: CHINA) and a provider of enterprise software applications and consulting services, today announced that it has completed its acquisition of Dynamic Business Consultants (DBC), a leading and award-winning software systems integrator based in Melbourne, Australia.

DBC is expected to market and sell CDC Software’s Process Manufacturing solutions that include CDC Factory and Ross Enterprise. The acquisition of DBC is intended not only to expand CDC Software’s market presence in Australia, but also to expand the solutions and services footprint for CDC Software’s Australia-based Praxa services business in this rapidly growing region. CDC Software also believes that DBC’s offerings complement its process manufacturing focus and also broaden the company’s solution and services offerings in vertical industries such as in the discrete manufacturing, construction, and services industries.

Founded in 1994, DBC specializes in Enterprise Resource System and Manufacturing Resource Planning, and currently provides IT solutions and services to more than 90 clients in the financial services, distribution, manufacturing, non-profit, professional services and construction industries.

“We are excited to add DBC’s award-winning solutions and services to our global product and services portfolio,” said Peter Yip, executive chairman of CDC Software. “DBC’s solutions and services highly complement our vertically-rich process manufacturing solutions and we look forward to further expanding our market presence for our Ross Enterprise and CDC Factory solutions there.”

About Praxa
Praxa, a consulting division of CDC Software in Australia, provides professional services to corporate and government market sectors. Praxa specializes in providing mission critical applications and managed services to enterprises. For more information, please visit: www.praxa.com.au

About DBC
DBC (Dynamics Business Consultants) was formed in 1994 with the specific aim of providing first-class solutions, focusing on the areas of financial management business solutions, service management, manufacturing and eCommerce. Using its expertise in the manufacturing, finance and Microsoft products, Dynamic Business Consultants professionally supply and support Microsoft Great Plains eEnterprise and industry specific third party products enabling customers to improve efficiency and productivity through the use of their Enterprise Reporting System.

About Ross Enterprise
Ross Enterprise is an innovative suite of software solutions that help process manufacturers worldwide fulfill their business growth objectives through increased operational efficiencies, improved profitability, strengthened customer relationships and streamlined regulatory compliance. Ross Enterprise offers industry-specific functionality for a variety of process industries including food and beverage, consumer products, life sciences, chemicals, metals and natural products. The comprehensive suite of solutions includes functionality in enterprise resource management (ERP), supply chain management (SCM), customer relationship management, real time performance management, order management (OMS), warehouse management (WMS), performance management and business analytics. For more information, visit www.rossinc.com

About CDC Factory
CDC Factory is the first packaged manufacturing operations system for food and consumer products manufacturers. By standardizing the best practices of lean manufacturing, OEE (Overall Equipment Effectiveness) and continuous improvement, CDC Factory provides a real-time framework that integrates scheduling, operations, quality and maintenance. The solution enables bottom-line profit improvements within six months by exposing hidden opportunities for performance improvement. CDC Factory eliminates reams of paperwork and provides operators and supervisors with clear, real-time insight into the performance of production lines. CDC Factory empowers workers to improve production performance, increase operational efficiencies and see how they actively contribute to profitability.

About CDC Software
CDC Software, The Customer-Driven Company™, is a provider of enterprise software applications designed to help organizations deliver a superior customer experience while increasing efficiencies and profitability.  CDC Software’s product suite includes: CDC Factory (manufacturing operations management), Ross ERP (enterprise resource planning) and SCM (supply chain management), IMI (warehouse management and order management), Pivotal CRM and Saratoga CRM (customer relationship management), Respond (customer complaint and feedback management), c360 CRM add-on products, industry solutions and development tools for the Microsoft Dynamics CRM platform, Platinum HRM (human resources) and business analytics solutions.

These industry-specific solutions are used by more than 6,000 customers worldwide within the manufacturing, financial services, healthcare, home building, real estate, wholesale and retail distribution industries. The company completes its offerings with a full continuum of services that span the life cycle of technology and software applications, including implementation, project consulting, outsourced business services, application management and offshore development. CDC Software is the enterprise software unit of CDC Corporation (NASDAQ: CHINA) and is ranked number 12 on the MBT 2007 Global 100 List of Enterprise and Supply Chain Management Application vendors. For more information, please visit www.cdcsoftware.com.

About CDC Corporation
The CDC family of companies includes CDC Software focused on enterprise software applications and services, CDC Games focused on online games, and China.com focused on portals for the greater China markets. For more information about CDC Corporation (NASDAQ: CHINA), please visit www.cdccorporation.net.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding, among other things, our beliefs regarding the expansion of solutions and services offerings at Praxa, the products and services both Praxa and DBC will market and sell, our beliefs regarding the competitive position of Praxa and DBC and our goals and strategies, our beliefs regarding the complementary nature of our businesses and the acquisition, our beliefs regarding potential benefits and added resources to our customer base, our ability to service new customers and our ability to expand our market position and opportunities, our beliefs regarding DBC’s business after the acquisition, our beliefs regarding DBC’s contribution to our growth strategy, our ability to expand CDC Factory and Ross Enterprise throughout Australia, our beliefs regarding the benefits to our and DBC’s current and future customer bases, our expected growth and entry into new markets, and other matters related to the acquisition of DBC, our beliefs regarding the success of our acquisitions, our continued improvement in customer satisfaction levels, the continued success and expected market acceptance of DBC solutions, our continuation of our acquire, focus and grow strategy, and other statements that are not historical fact, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, including the following: (a) the ability to realize strategic objectives by taking advantage of market opportunities in targeted geographic markets; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of current, new and potential customers, suppliers and strategic partners; (c) the effects of restructurings and rationalization of operations; (d) the ability to address technological changes and developments including the development and enhancement of products; (e) the entry of new competitors and their technological advances; (f) the need to develop, integrate and deploy enterprise software applications to meet customer’s requirements; the continued ability of the company’s enterprise software solutions to address client-specific (g) and demand for and market acceptance of new and existing enterprise software and services and the positioning of the company’s solutions;. Further information on risks or other factors that could cause results to differ is detailed in filings or submissions with the United States Securities and Exchange Commission made by CDC Corporation in its Annual Report for the year ended December 31, 2007 on Form 20-F filed on June 30, 2008. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise.